UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 23, 2008
Date of Report (Date of earliest event reported)

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18311 (Commission File Number)	22-2845714 (I.R.S. Employer Identification No.)

35 Northeast Industrial Road
Branford, Connecticut   06405
(Address of principal executive offices) (Zip Code)

(203) 488-8201
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On May 23, 2008, the Board of Directors of Neurogen Corporation (the “Board”) decided to schedule the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) for July 25, 2008. The meeting will be held at the Grand Hyatt New York, 109 East 42nd Street at Grand Central Station, New York, New York 10017, at 2:00 pm., local time. All shareholders of record as of the close of business on June 13, 2008 will receive notice of the meeting and copies of the meeting materials.

The date that the Annual Meeting will be held constitutes a change of more than 30 days from the anniversary of Neurogen’s 2007 Annual Meeting of Shareholders.  As a result, Neurogen has extended the deadline for the receipt of shareholder proposals submitted pursuant to Rule 14a-8 or Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended, for inclusion in its proxy materials for the 2008 Annual Meeting.  The new deadline is  June1, 2008. Please address any shareholder proposals or notices of proposals in writing to Corporate Secretary, Neurogen Corporation, 35 Northeast Industrial Road, Branford, Connecticut 06405.  Any such proposal must comply with the rules of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in Neurogen’s proxy materials, and may be omitted if not in compliance with applicable requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGEN CORPORATION
(Registrant)

By:
Name: Stephen R. Davis
Date: May 23, 2008	Title: President and Chief Executive Officer